Exhibit 10.1

Final Form

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on May [ • ], 2021, by and among Arqit Quantum Inc., a Cayman Islands exempted limited liability company (the “Issuer”), Centricus Acquisition Corp., a Cayman Islands exempted limited liability company (“CAC”), and the undersigned (“Subscriber”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).s

WHEREAS, the Issuer, CAC, Arqit Limited, a company limited by shares incorporated in England under registration number 10544841 (the “Company”), and the other parties named therein will concurrently with the execution of this Subscription Agreement, enter into that certain Business Combination Agreement, dated as of the date hereof (as amended, amended and restated, modified, supplemented, or waived from time to time in accordance with its terms, the “Business Combination Agreement”), on the terms and subject to the conditions set forth therein (the transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of ordinary shares of the Issuer, par value $0.0001 per share (the “Issuer Shares”), set forth on Subscriber’s signature page hereto (the “Shares”) for a purchase price of $10.00 per share (the “Per Share Purchase Price”), for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase Issuer Shares on the Closing Date (as defined below) at the same Per Share Purchase Price as the Subscriber, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, [ • ] shares of Issuer Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.          Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

2.            Representations, Warranties, and Agreements.

2.1          Subscriber’s Representations, Warranties, and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and CAC and acknowledges and agrees with the Issuer and CAC as follows:

2.1.1            Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver, and perform its obligations under this Subscription Agreement.

2.1.2            This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer and CAC, this Subscription Agreement is the valid and binding obligation of Subscriber and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

2.1.3            The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of Subscriber, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license, or other agreement or instrument to which Subscriber is a party, or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber, or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4          Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) satisfying the applicable requirements set forth on Schedule I attached hereto, (ii) an institutional account as defined in FINRA Rule 4512(c), (iii) if resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), (iv) if resident in the United Kingdom, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”), (v) acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties, and agreements herein on behalf of each owner of each such account, and (vi) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I attached hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

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2.1.5            Subscriber is a sophisticated investor, experienced in investing in securities transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and has exercised independent judgment in evaluating its participation in the purchase of the Shares.

2.1.6            Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, or any “offer of securities to the public” within the meaning of the EU Prospectus Regulation or the UK Prospectus Regulation, and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged, or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares (if any) shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to such transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, or transfer of any of the Shares. By making the representations herein, Subscriber does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

2.1.7            Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants, or agreements made to Subscriber by the Issuer, CAC, the Company, the Placement Agents (as defined below) or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants, and agreements expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement.

2.1.8            Subscriber represents and warrants that it (i) is purchasing the Shares for investment, (ii) has no current plan or intention to dispose of or otherwise transfer the Shares and (iii) is under no binding agreement to dispose of or otherwise transfer the Shares.

2.1.9            Subscriber represents and warrants that either (i) it is not a Benefit Plan Investor, as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

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2.1.10            In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and each of the Issuer’s and CAC’s representations, warranties and agreements in Section 2.2 and Section 2.3 hereof. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer and CAC concerning the Issuer, CAC, the Company or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer, CAC, the Company, and the Transactions and has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Subscriber acknowledges that it has reviewed the documents made available to the Subscriber by CAC and the Company, including any such documents available in the Commission’s EDGAR system. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers, and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges that the Placement Agents (as defined below) and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, CAC, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Issuer, CAC or the Company. However, neither any such inquiries, nor any due diligence investigation conducted by Subscriber or any of Subscriber’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect Subscriber’s right to rely on the Issuer’s or CAC’s representations, warranties, covenants and agreements contained in this Subscription Agreement. Subscriber acknowledges that (i) it has not relied on any statements or other information provided by any Placement Agent or any of the Placement Agents’ respective affiliates with respect to its decision to invest in the Shares, including information related to the Issuer, the Company, the Shares and the offer and sale of the Shares, (ii) none of the Placement Agents or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Shares and (iii) in connection with the issue and purchase of the Shares, none of the Placement Agents has acted as the Subscriber’s financial advisor or fiduciary.

2.1.11            Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and the Issuer, CAC or their respective representatives. The Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer, CAC or its representatives. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) to its knowledge, are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.1.12            Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal, and tax advice as Subscriber has considered necessary to make an informed investment decision. The Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets, to its knowledge, (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.13            Subscriber represents and acknowledges that Subscriber, alone, or together with its professional advisor(s), if any, has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

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2.1.14            Subscriber understands that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.15            Neither Subscriber nor any of its directors, officers, employees or other persons acting on behalf of Subscriber for the purposes of this Subscription Agreement is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any other Executive Order issued by the President of the United States and administered by OFAC (collectively, “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) except as disclosed by Subscriber, organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided, that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.16            If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA), or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that neither the Issuer nor any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold, or transfer the Shares.

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2.1.17            Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding, or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.18          The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, including all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, of the Issuer Shares or the Shares until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms).

2.1.19            No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Issuer as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of Shares hereunder.

2.1.20            Subscriber has, and on each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3. Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.

2.1.21            The Subscriber hereby acknowledges and agrees that (a) each of Deutsche Bank Securities Inc. (“Deutsche Bank”) and J.P. Morgan Securities LLC (“J.P. Morgan” and together with Deutsche Bank, in their respective capacities as placement agents with respect to the issuance and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements, the “Placement Agents”) is each acting solely as Placement Agent in connection with the Transactions and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the undersigned in connection with the Transactions, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character to Subscriber and have not provided any advice or recommendation to Subscriber in connection with the Transactions, (c) the Placement Agents will have no responsibility to Subscriber with respect to (i) any representations, warranties or agreements made by any person or entity to Subscriber under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions, (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to the Subscriber, or to any person claiming through the Subscriber, in respect of the Transactions, (e) Deutsche Bank or its affiliate is acting as capital markets advisor and financial advisor to the Company, and (f) J.P. Morgan or its affiliate is acting as financial advisor to CAC.

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2.1.22            None of the Placement Agents nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to the Issuer, CAC or any of their respective subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Issuer or CAC.

2.1.23            No broker, finder, or other financial consultant has acted on behalf of or at the direction of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer, CAC, the Company or any of their respective subsidiaries.

2.2         Issuer’s Representations, Warranties, and Agreements. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1          The Issuer is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction), with corporate power and authority to own, lease, and operate its properties and conduct its business as presently conducted and to enter into, deliver, and perform its obligations under this Subscription Agreement.

2.2.2            The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid, and non-assessable, free and clear of all liens or other restrictions (except as otherwise stated herein) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s articles of association or under the Companies Act (As Revised), as amended of the Cayman Islands, under any agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or otherwise.

2.2.3            This Subscription Agreement has been duly authorized and validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and CAC, is the valid and binding obligation of the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

2.2.4            The execution, delivery, and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares, and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Issuer, the Company or any of their respective subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license, or other agreement or instrument to which the Issuer, the Company or any of their respective subsidiaries is a party or by which the Issuer, the Company or any of their respective subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the assets, business, results of operation or financial operations of the Issuer and its subsidiaries, taken as a whole (including the combined company after giving effect to the Transactions), or prevents, impairs, delays or impedes the legal authority of the Issuer to enter into and timely perform in any material respect its obligations under this Subscription Agreement (collectively, an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer, the Company, any of their respective subsidiaries or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

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2.2.5            There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares (ii) the shares to be issued pursuant to any Other Subscription Agreement or (iii) the shares to be issued pursuant to the Transactions, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

2.2.6            The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer is a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.7            As of the date of this Subscription Agreement, the authorized share capital of the Issuer consists of 469,000,001 ordinary shares of a par value of $0.0001 each and 30,999,999 preference shares of a par value of $0.0001 each, and such share is duly authorized and validly issued, and is not subject to preemptive rights or encumbrances. As of the date of this Subscription Agreement, and immediately prior to Closing, except as set forth above and pursuant to the Other Subscription Agreements, the Business Combination Agreement and the transactions contemplated thereby, there are no outstanding (1) shares, equity interests or voting securities of the Issuer, (2) securities of the Issuer convertible into or exchangeable for shares or other equity interests or voting securities of the Issuer, or (3) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Issuer to acquire from any individual, entity or other person, and no obligation of the Issuer to issue, any shares or other equity interests or voting securities of the Issuer (collectively, the “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date of this Subscription Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Business Combination Agreement and the transactions contemplated thereby.

2.2.8            The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or self-regulatory organization in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws, (iv) filings required by Nasdaq Stock Market LLC (“Nasdaq”), including with respect to obtaining Company shareholder approval, (v) consents, waivers, authorizations or filings that have been obtained or made on or prior to the Subscription, and (vi) where the failure of which to obtain would not have an Issuer Material Adverse Effect.

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2.2.9            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber.

2.2.10            The Issuer is in compliance with all applicable laws, except where such non-compliance would not have an Issuer Material Adverse Effect. The Issuer has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

2.2.11          Except for such matters as have not had or would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending against the Issuer, or, to the knowledge of the Issuer, threatened against the Issuer or pending or threatened against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer or, to the knowledge of the Issuer, the Company.

2.2.12            The Issuer is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2.13            Other than to the Placement Agents, no broker, finder, or other financial consultant has acted on behalf of or at the direction of the Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

2.2.14            Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

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2.2.15            Since its formation, to the Issuer’s knowledge, neither the Issuer, the Company nor any of their respective representatives, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or offered to make any unlawful payment or provided or offered to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery law, or (iii) made any other unlawful payment. Since its formation, neither the Issuer nor, to the Issuer’s knowledge, the Company nor any of their respective representatives has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder any of the Issuer or the Company or assist any of the Issuer or the Company in connection with any actual or proposed transaction. Since its formation, the operations of each of the Issuer and, to the Issuer’s knowledge, the Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction over the Issuer or the Company. Neither the Issuer nor, to the Issuer’s knowledge, the Company nor any of their respective directors or officers, or any other representative acting on behalf of each of them, is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority, (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine), or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and neither the Issuer nor, to the Issuer’s knowledge, the Company, has directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other person, in connection with any sales or operations in any country comprehensively sanctioned by OFAC or other applicable Governmental Authority (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) or for the purpose of financing the activities of any person currently subject to, or otherwise in violation of, any sanctions administered by OFAC or the U.S. Department of State or other applicable Governmental Authority in the last five (5) fiscal years. Neither the Issuer nor, to the Issuer’s knowledge, the Company, nor any of their respective directors or officers, or any other representative acting on behalf of the Issuer or the Company has engaged in any conduct, activity, or practice that would constitute a violation or apparent violation of any applicable sanctions laws administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority. No Action involving the Issuer or the Company with respect to the any of the foregoing is pending or, to the Issuer’s knowledge, threatened.

2.2.16            Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

2.2.17            The Issuer acknowledges that there have been no, and in issuing the Shares the Issuer is not relying on any, representations, warranties, covenants and agreements made to the Issuer by Subscriber, any of its officers, directors or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.

2.2.18            Upon the Closing, the Shares will not be subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of Subscriber to pledge, sell, assign or otherwise transfer the Shares under any organizational document or agreement of the Issuer, which for the avoidance of doubt excludes the restrictions on transfer described in 2.1.6 hereof with respect to the status of the Shares as “restricted securities” pending their resale pursuant to an effective registration statement under the Securities Act.

2.2.19            Upon consummation of the Transactions, the Issuer Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Nasdaq, and the Shares will be approved for listing on Nasdaq, subject to official notice of issuance.

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2.2.20            A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer on or prior to the Closing Date (the “Issuer SEC Documents”) is available to the Subscriber via the Commission’s EDGAR system. Upon Closing there shall be no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the Issuer SEC Documents.

2.2.21            The Issuer has not entered into any side letter or similar agreement with any Other Subscriber or any other investor relating to such Other Subscriber’s or other investor’s direct or indirect investment in the Issuer, other than the Business Combination Agreement, the Other Subscription Agreements or any side letter or similar agreement unrelated to such Shares or whose economic terms and conditions are not materially more advantageous to such Other Subscriber than Subscriber hereunder (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons).The Other Subscription Agreements reflect the same Per Share Purchase Price and other economic terms and conditions with respect to the purchase of Issuer Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Issuer Shares. The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

2.3        CAC’s Representations, Warranties, and Agreements. To induce Subscriber to purchase the Shares, CAC hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.3.1            CAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). CAC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.3.2            This Subscription Agreement has been duly authorized, executed and delivered by CAC and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and the Issuer, is the valid and binding obligation of CAC and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

2.3.3            The execution, delivery, and performance of this Subscription Agreement (including compliance by CAC with all of the provisions hereof), issuance and sale of the Shares, and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of CAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license, or other agreement or instrument to which CAC is a party or by which CAC is bound or to which any of the property or assets of CAC is subject, which would reasonably be expected to have a material adverse effect on the assets, business, results of operation or financial operations of CAC, or prevents, impairs, delays or impedes the legal authority of CAC to enter into and timely perform in any material respect its obligations under this Subscription Agreement (collectively, a “CAC Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of CAC, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over CAC or any of its properties that would reasonably be expected to have a CAC Material Adverse Effect.

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2.3.4            The authorized capital shares of CAC as of the date of this Subscription Agreement and as of immediately prior to the Closing consists of (i) 200,000,000 shares of Class A ordinary shares, par value $0.0001 per share (“Class A Shares”); (ii) 20,000,000 shares of Class B ordinary shares, par value $0.0001 per share (“Class B Shares”); and (iii) 1,000,000 shares of preference shares, par value $0.0001 per share (“Preference Shares”). As of the date hereof: (i) no Preference Shares are issued and outstanding; (ii) 34,500,000 Class A Shares are issued and outstanding; (iii) 8,625,000 Class B Shares are issued and outstanding; and (iv) 14,891,667 warrants, each exercisable to purchase one existing Class A Share at $11.50 per share (the “Warrants”) are outstanding. As of the date of this Subscription Agreement, and immediately prior to Closing, there are no outstanding (1) securities of CAC convertible into or exchangeable for shares or other equity interests or voting securities of CAC, or (2) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of CAC to acquire from any individual, entity or other person, and no obligation of CAC to issue, any shares or other equity interests or voting securities of CAC (collectively, the “CAC Equity Interests”) or securities convertible into or exchangeable or exercisable for CAC Equity Interests. As of the date of this Subscription Agreement, CAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which CAC a party or by which it is bound relating to the voting of any securities of CAC, other than (A) as set forth in the CAC SEC Documents (as defined below) and (B) as contemplated by the Business Combination Agreement. There are no securities or instruments issued by or to which CAC is party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the issuance of the Issuer Shares under any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

2.3.5            CAC has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct, and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement, and other documents filed by CAC with the Commission prior to the date of this Subscription Agreement (the “CAC SEC Documents”). CAC has timely filed each CAC SEC Document that CAC was required to file with the Commission since its inception and through the date hereof. The Subscriber acknowledges that (i) the Commission staff issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), (ii) CAC continues to review the Statement and its implications, including on the financial statements and other information included in the CAC SEC Documents and (iii) any restatement, revision or other modification of the CAC SEC Documents in connection with such review of the Statement or any subsequent related agreements or other guidance from the Commission staff related thereto shall be deemed not material for purposes of this Subscription Agreement. As of the date hereof, to the knowledge of CAC, there are, and upon Closing there shall be, no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the CAC SEC Documents.

2.3.6            CAC is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of CAC, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, CAC is a party or by which the CAC’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over CAC or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a CAC Material Adverse Effect.

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2.3.7            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber. Neither CAC nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

2.3.8            Except for such matters as have not had or would not be reasonably expected to have, individually or in the aggregate, a CAC Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending against CAC, or, to the knowledge of CAC, threatened against CAC or pending or threatened against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against CAC or, to the knowledge of CAC, the Company.

2.3.9            CAC is in compliance with all applicable laws, except where such non-compliance would not have a CAC Material Adverse Effect. Neither CAC, nor to its knowledge, the Company, has received any written communication from a governmental authority that alleges that CAC or the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have, individually or in the aggregate, a CAC Material Adverse Effect.

2.3.10          CAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or self-regulatory organization in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws, (iv) filings required by Nasdaq, (v) those required to consummate the Transactions as provided under the Business Combination Agreement.

2.3.11           CAC has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does CAC have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

2.3.12          Other than to the Placement Agents, no broker, finder, or other financial consultant has acted on behalf of or at the direction of CAC in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

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3.            Settlement Date and Delivery; Closing Conditions.

3.1.1            The closing of the Subscription contemplated hereby (the “Closing,” and the date upon which the Closing occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transactions. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied or waived (the “Expected Closing Date”) and upon written notice from (or on behalf of) the Issuer to Subscriber of the closing bank account details prior to the Closing Notice, Subscriber shall deliver to the Issuer, no later than one (1) Business Day prior to the Expected Closing Date, (x) the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing and (y) such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Shares to Subscriber, including the legal name of the person in whose name the Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or an appropriate duly completed and executed Internal Revenue Service Form W-8. If the Transactions are not consummated on or prior to the third (3rd) Business Day after the Expected Closing Date, within three (3) Business Days thereafter, the Issuer shall promptly return the Purchase Price (which shall not include, for the avoidance of doubt, the accrual of any interest) to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber. Notwithstanding such return, unless and until this Subscription Agreement is terminated in accordance with Section 5, Subscriber shall remain obligated to redeliver funds representing the Purchase Price to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice. At the Closing, the Issuer shall deliver to Subscriber (i) the Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth in a separate written agreement between the Issuer and the Subscriber, as applicable), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and (ii) a copy of the records of the Issuer’s transfer agent showing the Subscriber (or such nominee or custodian) as the owner of the Shares on and as of the Closing. For purposes of this Subscription Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close. Upon delivery in book-entry form of the Shares to the Subscriber (or its nominee, if applicable), the Purchase Price may be released from escrow.

3.1.2            The obligations of the Issuer to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Issuer in writing) of the conditions that, at the Closing:

(1)          all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing, other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or an Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date, in each case without giving effect to the consummation of the Transactions; and

(2)            Subscriber shall have performed or complied in all material respects with all agreements and covenants of this Subscription Agreement required to be performed or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing.

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3.1.3            The obligations of the Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Subscriber in writing) of the conditions that, at the Closing: (i) all representations and warranties of the Issuer and CAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect or CAC Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing, other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect or CAC Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date, in each case without giving effect to the consummation of the Transactions, (ii) each of Issuer and CAC shall have performed or complied in all material respects with all agreements and covenants of this Subscription Agreement required to be performed or complied with by each of them at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer or CAC, as applicable, to consummate the Closing, (iii) the terms of the Business Combination Agreement (as the same exists on the date of this Subscription Agreement) shall not have been amended or modified, and no waiver shall have occurred thereunder, that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive on the Closing Date under this Subscription Agreement unless Subscriber has consented thereto in writing and (iv) no suspension of the qualification of the Issuer Shares for offering or sale in any jurisdiction shall have occurred, and the Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

3.1.4            The obligations of each of the Issuer and the Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction of the conditions that, at the Closing, (i) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award after the date hereof which is then in effect and has the effect of making the Subscription illegal or otherwise prohibiting consummation of the Subscription, and to the knowledge of the Issuer and CAC, no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition; and (ii) all conditions precedent to the Issuer’s and CAC’s obligations to effect the closing of the Transactions set forth in the Business Combination Agreement and otherwise shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the closing but subject to satisfaction or waiver thereof) and the closing of the Transaction shall be scheduled to occur substantially concurrently with or immediately following Closing.

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4.            Registration Statement.

4.1         The Issuer agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares (the Shares and any other equity security of the Issuer issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, the “Registrable Securities”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof but no later than the tenth (10th) Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Issuer that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Issuer held by Subscriber, and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder, provided, however, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Issuer will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4.

4.2          In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, the Issuer shall:

4.2.1          except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption, or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities; (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) two years from the date of the effectiveness of the Registration Statement;

4.2.2          advise Subscriber within three (3) Business Days:

(a)            when a Registration Statement or any post-effective amendment thereto has become effective;

(b)            after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

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(c)            of any request by the Commission for amendments or supplements to any Registration Statement or prospectus included therein or for additional information;

(d)          of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(e)          subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above may constitute material, nonpublic information regarding the Issuer;

4.2.3            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4            upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5            use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Issuer’s Issuer Shares is then listed;

4.2.6            allow Subscriber to review and consent to disclosure specifically regarding Subscriber in the Registration Statement on reasonable advance notice (which consent shall not be unreasonably withheld);

4.2.7            upon Subscriber’s request, the Issuer shall deliver all the documentation reasonably requested by the transfer agent, including a legal opinion of Issuer’s counsel, to cause the transfer agent for the Issuer Shares to (i) remove the legend set forth above in Section 2.1.6 as promptly as practicable and no later than ten (10) Business Days after such request and (ii) issue Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company (“DTC”), at the Subscriber’s option, provided that in each case that such Shares are registered for resale under the Securities Act and the Subscriber has sold or proposes to sell such Shares pursuant to such registration; and

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4.2.8            if the legend set forth in Section 2.1.6 is no longer required for the Shares pursuant to the foregoing, the Issuer shall, reasonably promptly following any request therefor from Subscriber (and no later than five (5) Business Days after such request), accompanied by such customary representations and, as reasonably requested by the Issuer, its counsel or the transfer agent, other documentation from the Subscriber that is reasonably necessary to establish that such restrictive legend is no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the Shares. The Issuer shall be responsible for the fees of the transfer agent and its counsel and any fees of the DTC incurred in connection with such legend removal requests.

4.3            Notwithstanding anything to the contrary in this Subscription Agreement, if the Commission prevents the Issuer from including in the Registration Statement any or all of the Shares due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the Subscriber, the Registration Statement shall register for resale such number of Issuer Shares which is equal to the maximum number of Issuer Shares as is permitted by the Commission. In such event, the number of Issuer Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Issuer shall use its commercially reasonable efforts to file with the Commission, as promptly as practicable and as allowed by the Commission, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended.

4.4            Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if it determines in good faith that, in order for the Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Issuer’s board of directors reasonably believes would require additional disclosure by Issuer in the Registration Statement of material information that Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Issuer’s board of directors, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of Issuer’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to the Issuer and the majority of the board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than three (3) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (a) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer as required by law. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory, or professional requirements, or (B) in accordance with a bona fide pre-existing document retention policy, or (2) to copies stored electronically on archival servers as a result of automatic data back-up.

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4.5            The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify and hold harmless the Subscriber (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its officers, directors, partners, members, managers, employees, advisers and agents, and each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all reasonable out-of-pocket losses, claims, damages, liabilities, costs (including reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Issuer by the Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Subscriber.

4.6            The Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Issuer by the Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Agreement. Notwithstanding anything to the contrary herein, in no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Subscriber.

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4.7            For the purposes of this Subscription Agreement, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to Section 4.5 or Section 4.6 (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to Section 4.5 or Section 4.6 (as applicable). The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to Section 4.5 or Section 4.6 (as applicable) and of which such Indemnified Party is aware (a “Third Party Proceeding”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party will be entitled to participate in any Third Party Proceeding and to assume the defense thereof with counsel it elects, in its sole discretion, and in the event the Indemnifying Party assumes such defense, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement that is not both fully resolved or settled (i) in all respects by the payment of money damages alone and no other form of relief (and such money damages are so paid in full by the indemnifying party pursuant to the terms of such order or settlement) and (ii) with an unconditional release by the claimant or plaintiff of the indemnified party and its affiliates from all liability in respect to such claim or litigation.

4.8            If the indemnification provided under Section 4.5 or Section 4.6 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in Section 4.5 and Section 4.6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.8 from any person who was not guilty of such fraudulent misrepresentation. Each Indemnifying Party’s obligation to make a contribution pursuant to this Section 4.8 shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

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5.            Termination. Except for the provisions of this Section 5 and Section 6, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement and (iii) the date that is nine months from the date hereof, if the closing of the Transactions shall not have occurred by such date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities, or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement and, upon the termination of this Subscription Agreement in accordance with this Section 5, any monies paid by the Subscriber to Issuer in connection herewith shall be promptly (and in any event within three (3) Business Days after such termination) returned to the Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transactions shall have been consummated.

6.            Miscellaneous.

6.1            Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1            Subscriber acknowledges that the Issuer, the Placement Agents, CAC and others will rely on the acknowledgments, understandings, agreements, representations, and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer, the Placement Agents and CAC if any of the acknowledgments, understandings, agreements, representations, and warranties set forth herein are no longer accurate in all material respects. The Issuer acknowledges that Subscriber and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Issuer agrees to promptly notify Subscriber and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Issuer set forth herein are no longer accurate in all material respects.

6.1.2            Each of the Issuer, Subscriber, Placement Agents and CAC is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3            The Issuer and CAC may request from Subscriber such additional information as the Issuer and CAC may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested, provided, that (subject to Section 7.2 below) the Issuer and CAC agree to keep confidential any such information provided by Subscriber, except as required by the applicable securities laws or pursuant to proceedings of regulatory authorities, and that the Subscriber shall not be obliged to provide any information on its financial situation or its investments.

6.1.4            Except as otherwise provided herein, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

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6.2            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(a)	if to Subscriber, to such address or addresses set forth on Subscriber’s signature page hereto;

(b)	if to the Issuer, to:

Arqit Quantum Inc.

3 More London Riverside

London SE1 2RE

United Kingdom
Attention:      David Williams
Email:           dw@arqit.uk

with a required copy (which copy shall not constitute notice) to:

White & Case LLP

5 Old Broad Street

London EC2N 1DW

United Kingdom

Attention:      Elliott Smith, Daniel Turgel and Monica Holden
Email:            elliott.smith@whitecase.com, daniel.turgel@whitecase.com, mholden@whitecase.com

(c)	if to CAC, to:

Centricus Acquisition Corp.

PO Box 309

Ugland House

Grand Cayman

KY1- 1104

Cayman Islands
Attention:      Garth Ritchie
Email:            Garth.Ritchie@centricus.com

with required copies (which copies shall not constitute notice) to:

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Attention:	David Stewart

Email:	j.david.stewart@lw.com

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(d)	if to the Company, to:

Arqit Limited

3 More London Riverside

London SE1 2RE

United Kingdom
Attention:      David Williams and Patrick Willcocks
Email:            dw@arqit.uk, patrick.willcocks@arqit.uk

with required copies (which copies shall not constitute notice) to:

White & Case LLP

5 Old Broad Street

London EC2N 1DW

United Kingdom

Attention:      Elliott Smith, Daniel Turgel and Monica Holden
Email:            elliott.smith@whitecase.com, daniel.turgel@whitecase.com, mholden@whitecase.com

6.3            Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4            Modifications; Amendments; Waivers. This Subscription Agreement may not be amended, modified, supplemented, or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement, or waiver is sought and (ii) without the prior written consent of the Company, provided that in each case Section 2, Section 6.1.1, this Section 6.4 and Section 6.6 of this Subscription Agreement may not be modified or terminated in a manner that is material and adverse to the Placement Agents without the prior written consent of the Placement Agents. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereto or the exercise of any other right or power.

6.5          Assignment. Neither this Subscription Agreement nor any rights, interests, or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the Company and the other party hereto (other than the Shares acquired hereunder and then only in accordance with this Subscription Agreement). Notwithstanding the foregoing, this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned to one or more affiliates of the Subscriber or to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investor advisor, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment. Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder or any of the Issuer’s obligations may be transferred or assigned other than pursuant to the Transactions.

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6.6          Benefit.

6.6.1            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants, and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives, and permitted assigns. The parties hereto agree that the Company is express third-party beneficiary (the “Beneficiary”) of this Subscription Agreement. Each of the parties hereto acknowledge and agree that (i) the Beneficiary shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause the Issuer to cause, or directly cause, Subscriber to fund the Purchase Price and cause the Closing to occur substantially concurrently with the Transactions, and (ii) without in any way limiting the foregoing, the Company is an express-third party beneficiary of Sections 3 (Closing), 5, (Termination), 6.1 (Further Assurances), 6.4 (Modifications and Amendments), 6.5 (Assignment), 6.11 (Remedies) and 7.2 (Cleansing Statement; Disclosure) and shall be entitled to seek and obtain equitable relief, including an injunction or injunctions or order for specific performance to prevent breaches of its rights referenced therein. Each party hereto further agrees that the Beneficiary is an express third-party beneficiary of this Section 6.6 and that none of the parties hereto or the Beneficiary shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.6.1, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument.

6.6.2            Each of the Issuer and Subscriber acknowledges and agrees that (i) this Subscription Agreement is being entered into in order to induce each of the parties to the Business Combination Agreement to execute and deliver the Business Combination Agreement and without the representations, warranties, covenants, and agreements of the Issuer and Subscriber hereunder, the Company would not enter into the Business Combination Agreement, and (ii) each representation, warranty, covenant, and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of the Company.

6.6.3          Each of the Issuer and Subscriber further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the Issuer and Subscriber contained in this Subscription Agreement.

6.7            Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort, or any other theory) or the negotiation, execution, performance, or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflicts of law thereof to the extent they would require or permit the application of laws or statute of limitations of another jurisdiction.

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6.8            Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action, or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9            Severability. If any provision of this Subscription Agreement shall be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10            No Waiver of Rights, Powers, and Remedies. No failure or delay by a party hereto in exercising any right, power, or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power, or remedy of such party. No single or partial exercise of any right, power, or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power, or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11          Remedies.

6.11.1            The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto and each of the Beneficiary shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Issuer or CAC to cause Subscriber and the right of CAC or the Subscriber to cause the Issuer to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement (including, for the avoidance of doubt, the right to directly enforce each of the covenants and agreements of Subscriber under this Subscription Agreement). The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law, or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any Action for which the Beneficiary is being granted an award of money damages, each of the Issuer, CAC and Subscriber agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the cash consideration that is or was to be paid to the Company under the Business Combination Agreement and/or in connection with this Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Business Combination Agreement and/or this Subscription Agreement.

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6.11.2            The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.12            Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants, and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

6.13            Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14            Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, email, or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15            Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts, and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization, or the like occurring after the date hereof.

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6.16            Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the parties and shall not be construed for or against any party hereto.

7.            Cleansing Statement; Disclosure.

7.1            CAC shall, by 9:00 a.m., New York time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material, nonpublic information that the Issuer or CAC or their respective representatives has provided to the Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer and CAC’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Issuer, CAC or any of their respective officers, directors, employees or agents (including the Placement Agents) relating to the transactions contemplated by this Subscription Agreement, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Issuer, ACA or any of their affiliates or agents, relating to the transactions contemplated by this Subscription Agreement.

7.2            Subscriber hereby consents to the publication and disclosure in (i) any press release issued by CAC, the Issuer or the Company or Form 8-K filed by CAC with the Commission in connection with the execution and delivery of the Business Combination Agreement, the Proxy Statement, or any other filing with the Commission pursuant to applicable securities laws, in each case, as and to the extent required by the federal securities laws or the Commission or any other securities authorities, and (ii) any other documents or communications provided by CAC, the Issuer or the Company to any governmental authority or to securityholders of the Issuer, in each case, as and to the extent required by applicable law or the Commission or any other governmental authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements, and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by CAC, the Issuer and/or the Company, a copy of this Subscription Agreement. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, the Issuer will not use or disclose the name of Subscriber or its affiliates or advisors or any information relating to Subscriber or this Subscription Agreement, other than to the Issuer’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Without Subscriber’s prior written consent, Issuer shall not use the name of Subscriber or any of its affiliates or advisors in any press release issued in connection with the Transactions. Subscriber will promptly provide any information reasonably requested by CAC, the Issuer and/or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

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8.            Trust Account Waiver. Subscriber acknowledges that CAC has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Subscriber agrees that (i) it has no right, title, interest, or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest, or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest, or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of CAC acquired by any means other than pursuant to this Subscription Agreement, including any redemption right with respect to any such securities of CAC. In the event Subscriber has any Claim against CAC under this Subscription Agreement, Subscriber shall pursue such Claim solely against the CAC and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by CAC to induce CAC to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding, and enforceable under applicable law. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of CAC’s shareholders, whether in the form of monetary damages or injunctive relief, Subscriber shall be obligated to pay to CAC all of its legal fees and costs in connection with any such action in the event that CAC prevails in such action or proceeding.

9.            Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Issuer’s ordinary shares and for so long as the Subscriber holds the Shares and the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Issuer agrees to take commercially reasonable efforts to:

9.1.1            make and keep public information available, as those terms are understood and defined in Rule 144;

9.1.2            file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

9.1.3            furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

If in the opinion of counsel to the Issuer, it is then permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then within three (3) Business Days of Subscriber’s request, the Issuer will request its transfer agent to remove the legend set forth in Section 2.1.6. In connection therewith, if reasonably required by the Issuer’s transfer agent, the Issuer will, subject to receipt from the Subscriber customary representations and other documentation reasonably acceptable to the Issuer, reasonably promptly cause an opinion of Issuer’s counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates, and directions required by the transfer agent from the Issuer or Subscriber that authorize and direct the transfer agent remove the restrictive legend from such Shares; provided, that, notwithstanding the foregoing, the Issuer will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Issuer, CAC and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ISSUER:

ARQIT QUANTUM INC.

By:
Name:
Title:

CAC:

CENTRICUS ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Accepted and agreed this [ • ] day of [ • ], 2021.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: [ • ], 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above.)	(Please print. Please indicate name and capacity of person signing above.)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above.)

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip	City, State, Zip

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

[Signature Page to Subscription Agreement]

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price:

$

You must pay the Purchase Price by wire transfer of U.S. $ in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐      The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐      is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐      is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐      is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐      is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐      is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐      is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐      is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐      is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

☐      is an investment adviser registered under the Investment Advisers Act;

☐      The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

☐      The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐      The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐      The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐      The Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution. Rule 501(a) of Regulation D under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

1 “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, partnership, or limited liability company, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

☐	Any entity in which all of the equity owners are institutional “accredited investors.”

☐	Any entity, of a type not listed in paragraphs a(1), a(2), a(3), a(7), or (a)(8) of Rule 501(a) of Regulation D under the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; or

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.